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CR-89645                                                  REGISTRAR OF COMPANIES
                                                                EXEMPTED
                                                             CAYMEN ISLANDS

                 Certificate of Incorporation On Change Of Name

                            I DO HEREBY CERTIFY that

                          TRANSOCEAN SEDCO FOREX INC.

     having by Special Resolution dated 9th of May 2002 changed its name, is now incorporated under the name of

                                Transocean Inc.

                              Given under my hand and Seal at George Town in the Island of Grand Cayman this Tenth day of May
                              Two Thousand Two

                              (SGD. D.H. DIXON)

CERTIFIED TO BE A TRUE AND CORRECT COPY

SIG /s/ Donnell H. Dixon
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        DONNELL H. DIXON                        An Authorized Officer,
  Asst. Registrar of Companies                  Registry of Companies,
                                                Cayman Islands, B.W.I.
DATE  10th May, 2002
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